                                                                      EXHIBIT 21
                                  Subsidiaries

         All subsidiaries are wholly owned except as indicated.

         Alliance Gaming Corporation

           Alliance Holding Company
                   Bally Gaming International, Inc.
                   Bally Gaming, Inc.
                           Bally Gaming de Puerto Rico
                           BGI Australia Pty. Limited
                  Alliance Automaten GmbH & Co. KG (99%)

           APT Games, Inc.
                  Plantation Investments, Inc.
                  United Coin Machine Co.
           Bally Gaming Missouri, Inc.
           Casino Electronics, Inc.
           Foreign Gaming Ventures, Inc.
                   Alpine Willow Investments, Inc.
                   Kansas Alliance Corporation
                   Kansas Gaming Ventures, Inc.
                           Kansas Financial Partners, LLC (50%)
                           Kansas Gaming Partners, LLC (50%)
                   Louisiana Ventures, Inc.
                           Southern Video Services, Inc. (49%)
                           Video Distributing Services, Inc. (49%)
                           Video Services, Inc. (49%)
                   Mississippi Ventures, Inc.
                   United Gaming Rainbow
                           Rainbow Casino-Vicksburg Partnership, LP (a)
                           United Native American, Inc.
                           Native American Investment, Inc.

           Alliance Automaten Verwaltungs GmbH
                   Alliance Automaten GmbH & Co. KG (1%)
                      Bally Wulff Automaten GmbH
                      Bally Wulff Vertriebs GmbH
                            Bally Gaming Int'l GmbH
                            Bally Wulff Beteiligungs GmbH
                            Bally Wulff Billiards GmbH
                            Bally Wulff Security GmbH
                            Erkens Vertriebs GmbH
                            Geda Automaten GmbH Grosshandel
                            Kupper GmbH
                            Westav Automaten GmbH

         (a) There is a limited minority interest holder, for further information see Item 1 "Business - Casino Operations".